EXHIBIT 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-51341) pertaining to the National Linen Service Retirement and 401(k) Plan for Eligible Management Associates of National Service Industries, Inc. of our report dated June 17, 2002, with respect to the financial statements of the National Linen Service Retirement and 401(k) Plan for Eligible Management Associates included in this Annual Report (Form 11-K) for the year ended December 31, 2001.

/s/ Ernst & Young LLP

Atlanta, Georgia

June 26, 2002